UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            January 20, 2011

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Voting Results at Annual Meeting of Shareholders

At the Registrant’s Annual Meeting held on January 20, 2011 (the “Annual Meeting”), the ten nominees listed below were elected as directors, and PricewaterhouseCoopers LLP was ratified as the Registrant’s independent registered public accounting firm for the fiscal year ending July 31, 2011. The voting results on the proposals considered at the Annual Meeting were as follows:

Proposal 1: To elect ten directors for a one-year term, to hold office until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Vote
Bernard C. Bailey	10,854,202	55,644	183,869	864,924
Jeffrey P. Black	11,021,650	3,753	68,312	864,924
James W. Green	11,019,562	6,491	67,662	864,924
James J. Judge	11,022,906	2,345	68,464	864,924
Kevin C. Melia	10,905,679	4,649	183,387	864,924
Michael T. Modic	11,022,365	2,906	68,444	864,924
Fred B. Parks	11,021,845	3,606	68,264	864,924
Sophie V. Vandebroek	11.023,999	1,563	68,153	864,924
Edward F. Voboril	10,821,779	3,077	268,859	864,924
Gerald L. Wilson	10,822,245	3,342	268,128	864,924

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011.

For	Against	Abstain	Broker Non-Vote
11,687,339	247,259	24,041	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

Date: January 24, 2011	By:	/s/ John J. Fry
Name: John J. Fry Title: Vice President, General Counsel and Corporation Secretary